UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 29, 2011

NOBLE CORPORATION
(Exact name of registrant as specified in its charter)

Switzerland	000-53604	98-0619597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Dorfstrasse 19A Baar, Switzerland	6340
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 41 (41) 761-65-55

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed by Noble Corporation (the “Company”) on May 4, 2011 (the “Original Filing”) to update Item 5.07, Submission of Matters to a Vote of Security Holders, in the Original Filing regarding the results of the Company’s 2011 Annual Meeting of Shareholders held on April 29, 2011 (the “2011 Annual Meeting”).

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the 2011 Annual Meeting, the Company’s shareholders voted, on a non-binding advisory basis, that the Company annually conduct a non-binding advisory vote on the compensation of the Company’s named executive officers, as such compensation is disclosed in the proxy statement for the annual shareholder meeting. On July 29, 2011, after considering the results of the shareholder advisory vote and other factors, the Company’s Board of Directors determined that the Company will hold an annual advisory vote on the compensation of the Company’s named executive officers until the next required vote on the frequency of shareholder votes on the compensation of the Company’s named executive officers or the Board of Directors otherwise determines that a different frequency for such advisory votes is in the best interests of the shareholders of the Company.

The information reported under Item 5.07 of the Original Filing is hereby incorporated by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 3, 2011

NOBLE CORPORATION, a Swiss corporation

By: /s/ Julie J. Robertson
Julie J. Robertson
Executive Vice President and Corporate Secretary